SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2010

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On March 4, 2010, Arrhythmia Research Technology, Inc. (the "Company") announced its financial results for the three and year ended December 31, 2009.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

99.01	Press Release dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 9th day of March, 2010.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit                     Description

99.01	Press Release dated March 4, 2010.

Exhibit 99.01

FOR IMMEDIATE RELEASE                                                                                                Contact: David A. Garrison
Website:  http://www.arthrt.com                                                                                                           (978) 602-1436

March 4, 2010
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS
Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) (NYSE AMEX:HRT) and its wholly owned subsidiary, Micron Products, Inc. (“Micron”) reported total consolidated revenue of $21,140,000 for the year ended December 31, 2009 compared to total consolidated revenue of $22,482,000 for the year ended December 31, 2008, a decrease of 6%.  Net income of $374,000 for the year ended December 31, 2009 increased 4% from net income of $361,000 for the year ended December 31, 2008.  Net income per share for the year ended December 31, 2009 increased 8% to $0.14 per share from $0.13 per share for 2008.

For the quarter ended December 31, 2009, total consolidated revenue increased 18% to $5,628,000 compared to total consolidated revenue of $4,758,000 for the quarter ended December 31, 2008.  Net income for the quarter ended December 31, 2009 increased to $107,000 from $9,700 for the quarter ended December 31, 2008.  Net income per share for the quarter ended December 31, 2009 increased to $0.04 per share from $0.00 per share for 2008.

James E. Rouse, the Company’s President and CEO commented, “We are pleased to announce the Company ended 2009 with the strongest balance sheet in its history.  At year-end, cash and working capital were $3,674,000 and $8,922,000 respectively representing increases of 58% and 20%.  Operating cash flow for 2009 was $2,386,000 a 23% increase over 2008.  Despite the challenging economic environment, the Company is very well positioned to capitalize on opportunities to grow revenues and earnings through internal and external investments.  Cost containment efforts implemented during the past six months proved effective as we accomplished slight increases in net income for 2009 as compared to 2008.  However, our earnings are not reflective of our overall financial strength given our healthy cash flows and solid cash and working capital positions.  As we look to the future we plan to leverage this financial strength as we pursue our current markets with vigor and explore new opportunities which complement our existing businesses.

The competitive nature of the sensor product market continues to negatively impact our margins.  Micron has difficulty offsetting higher sensor manufacturing costs with price increases to its customers due to the intense competition that has commoditized a once very profitable product line.  Micron remains committed to the sensor business and intends to continue its programs to reduce costs through technological improvements and automation with the intention of aggressively capturing market share.  Micron’s MIT division improved its margins in 2009 through process and technological advancements and we expect this trend to continue in 2010.  Notwithstanding our efforts, there remains the risk that any improvements in margin in the MIT division could be offset by margin contraction in the sensor market in the immediate future.

Recently ART announced that it had converted its proprietary signal-averaged electrocardiography (SAECG) software PREDICTOR™ to a customizable modular software product that is reconfigurable for a variety of hardware platforms and entered into a licensing agreement with a major international Original Equipment Manufacturer (“OEM”), Nihon Kohden (TSE:6849) of Tokyo, Japan.  The prospects for this product are bright as the Company works to expand its licensing arrangements beyond this first agreement.  The completion of the National Institutes for Health (“NIH”) funded investigation into “Risk Stratification in MADIT II Type Patients” is expected in late 2011.  According to the Principal Investigator for the NIH study, Wojciech Zareba, MD, PhD, of the University of Rochester, “It is likely that SAECG and Microvolt T-Wave Alternans tests will emerge as routine for identifying low-risk and high-risk patients considered for ICD therapy.”

About Arrhythmia Research Technology, Inc.

The Company’s products include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal heart arrhythmias.  The Company through its wholly owned subsidiary Micron Products, Inc. manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes.  Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging.  MIT manufactures custom injection molded products for medical, electronic, industrial and consumer applications, and provides high end mold design, manufacturing and precision machining for various industries.

For more information please visit our websites:
http://www.arthrt.com                                                      http://www.micronproducts.com                                                                http://www.micronintegrated.com

Forward Looking Statements

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance.  The factors that could cause actual results to differ materially include: our ability to maintain our current pricing model and/or decrease our cost of sales; continued availability of supplies or materials used in manufacturing at competitive prices; volatility in commodity and energy prices and our ability to offset higher costs with price increases; the costs inherent with complying with new statutes and regulations; variability of customer delivery requirements; our ability to efficiently integrate future acquisitions and other new lines of business that the Company may enter in the future.  More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.